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                                                                      Exhibit 32


                          CERTIFICATION OF CEO AND CAO
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of AMERIGROUP Corporation (the "Company") on Form 10-Q for the three month period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey L. McWaters, as Chief Executive Officer of the Company, and Kathleen K. Toth, as Chief Accounting Officer (principal financial officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of their knowledge, that:

        (1) The Report fully complies with the requirements of section13(a) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



  /s/ Jeffrey L. McWaters
--------------------------
Jeffrey L. McWaters
Chairman and Chief Executive Officer
Date: November 4, 2003



  /s/ Kathleen K. Toth
--------------------------
Kathleen K. Toth
Senior Vice President and Chief Accounting Officer
(principal financial officer)
Date: November 4, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.